LEHMAN BROTHERS

RESIDENTIAL MORTGAGE FINANCE

Thornburg Mortgage Securities Trust 2006-4

$1,605,741,000 (Approximate)

Publicly Offered Certificates

Adjustable Rate and Hybrid Residential Mortgage Loans

Structured Asset Securities Corporation

Depositor

Lehman Brothers Inc.

Lead Manager

Bear, Stearns & Co. Inc.,

Credit Suisse Securities (USA) LLC,

and Greenwich Capital Markets, Inc.

Co-Managers

EXTERNAL USE

LEHMAN BROTHERS

RESIDENTIAL MORTGAGE FINANCE

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, Lehman Brothers will arrange to send you the base prospectus at no charge if you request it by calling (800) 666-2388, Ext 59519.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Free Writing Prospectus

$1,605,741,000

(APPROXIMATE)

THORNBURG MORTGAGE SECURITIES TRUST 2006-4

WELLS FARGO BANK, N.A., MASTER SERVICER

LASALLE BANK N.A., TRUSTEE

Class(1)	Approximate Size ($) (2)	Initial Coupon	Security Description	WAL (Yrs) to Mandatory Auction (3)	Window (mos.) to Mandatory Auction (3)	Initial Credit Support	Legal Final Maturity	Expected Ratings (Moody’s/S&P)
A-1 (1)	$291,515,000	1mL + [ ] (4)	Grp 1 Senior Floater	2.94	1-60	3.50%	07/25/2036	Aaa / AAA
A-2 (1)	$1,314,226,000	1mL + [ ] (4)	Grp 2 Senior Floater	2.93	1-60	3.50%	07/25/2036	Aaa / AAA
A-X (5) (6)	Notional	Variable	Senior/Interest Only	NA	NA	N/A	07/25/2011	Aaa / AAA
R (6) (7)	$100	Net Wac	Senior/Residual	NA	NA	3.50%	07/25/2036	Aaa / AAA
B-1 (6)	$23,295,000	Net Wac	Subordinate	NA	NA	2.10%	07/25/2036	NR/ AA
B-2 (6)	$13,311,000	Net Wac	Subordinate	NA	NA	1.30%	07/25/2036	NR / A
B-3 (6)	$6,655,000	Net Wac	Subordinate	NA	NA	0.90%	07/25/2036	NR / BBB
B-4 (6)	$6,655,000	Net Wac	Subordinate	NA	NA	0.50%	07/25/2036	NR / BB
B-5 (6)	$4,991,000	Net Wac	Subordinate	NA	NA	0.20%	07/25/2036	NR / B
B-6 (6)	$3,333,813	Net Wac	Subordinate	NA	NA	0.00%	07/25/2036	NR / NR

(1)

The Class A Certificates are subject to a Mandatory Auction (as described herein).

(2)

The class sizes are subject to final collateral and rating agency approval and are subject to a + / -10% variance.

(3)

Assumes 20% CPR and the Mandatory Auction is executed in month 60.  Certificates pay on the 25th of every month beginning in August 2006.

(4)

The coupons on the Class A Certificates are described under “Class A Certificate Interest Rate” on page 11.

(5)

The Class A-X Certificates will be interest only certificates.  The Class A-X Certificates will not be entitled to payments of principal and will accrue interest on a notional balance which is equal to the balance of the Class A Certificates.  Following the Auction Distribution Date in July 2011, the Class A-X Certificates will have a notional balance equal to zero.

(6)

Not marketed in this term sheet.

(7)

Non-economic REMIC tax residual.

Contacts
MBS Trading	Brian Hargrave	(212) 526-8320
Syndicate	Dan Covello Patrick Quinn Paul Tedeschi	(212) 526-9519 (212) 526-9519 (212) 526-9519
Residential Mortgage Finance	Joe Kelly Mary Stone Darius Houseal	(212) 526-4274 (212) 526-9606 (212) 526-9466

Transaction Overview:

Structure

•

Thornburg Mortgage Securities Trust 2006-4 is a Delaware statutory trust characterized for federal income tax purposes as a REMIC Trust, which will issue four classes of senior certificates, including one class of interest-only certificates, and six classes of subordinate certificates.  Only the Class A-1 and Class A-2 (collectively, the “Class A Certificates”) are marketed herein.

•

The transaction will contain two Yield Maintenance Agreements, which are intended to mitigate basis risk between the fixed interest rate on the hybrid ARMs and the LIBOR- indexed accrual rates on the Class A Certificates.

•

Mandatory Auction: Each Class of Class A Certificates is subject to a Mandatory Auction on the Distribution Date in July 2011 (month 60).

•

20% Optional Securities Purchase: Thornburg Mortgage, Inc., the parent of the seller, may purchase the certificates at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 20% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•

10% Optional Clean-up Call: Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, has the option to purchase all of the trust’s assets (and retire all outstanding certificates) at a purchase price equal to the current principal amount of the trust’s assets plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Collateral

•

Collateral information in this Term Sheet is based on the Cut-off Date principal balance of the Statistical Mortgage Loans unless otherwise indicated.

•

The Mortgage Pool is generally composed of jumbo hybrid and adjustable rate mortgage loans:

•

The non-zero weighted average FICO score is 737, the weighted average original LTV is 67.09% and the non-zero weighted average DTI is 34.24%;

•

Approximately 82.86% of the Mortgage Loans are primary homes and approximately 44.42% are located in California; and

•

The Mortgage Loans are indexed off of 1 month LIBOR (3.32%), 6 month LIBOR (6.02%), 1 year LIBOR (33.23%), or 1 year CMT (57.44%).

•

As of the Cut-off Date, the Mortgage Loans will be serviced by: Wells Fargo Bank, N.A. (56.60%), Thornburg Mortgage Home Loans, Inc. (27.29%)*, JPMorgan Chase Bank, National Association (6.13%), PHH Mortgage Corporation (4.69%), First Republic Bank (3.31%), Countrywide Home Loans Servicing LP (0.84%), Mellon Trust of New England, N.A. (0.70%), Colonial Savings, F.A. (0.37%), and First Horizon Home Loans Corp. (0.06%).

* Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.  Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch.  Cenlar achieved Freddie Mac’s 2005 Tier One performance ranking for investor reporting and default management for two or more quarters during 2005.

•

On the Closing Date, the aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $1,663,981,912 (the “Mortgage Loans”), subject to a +/-10% variance.

•

The Mortgage Loan pool will be subdivided into two sub-groups (the “Group 1 Mortgage Loans” and the “Group 2 Mortgage Loans”).

MORTGAGE LOAN GROUP DESCRIPTION (AS OF THE CUT-OFF DATE)

•

Group 1 Mortgage Loans       – Short-Reset ARMs,3yr Hybrids, 5yr Hybrids and 7yr Hybrids

•

Group 2 Mortgage Loans       – 10yr Hybrids

Loan Description	% of Pool	Gross WAC (%)	Net WAC (%)	WA Orig Term (mos.)	WAM (mos.)	WALA (mos.)	Gross Margin (%)	Net Margin (%)	Initial Cap (%)	Period Cap (%)	Max Rate (%)	Mos to Roll
Group 1	18.15	6.496	6.236	360	353	7	1.930	1.669	4.915	1.919	11.595	73
Group 2	81.85	6.200	5.940	360	355	5	2.529	2.269	5.000	1.942	11.226	115
Group 1-2 Totals:	100.00	6.254	5.994	360	355	5	2.421	2.160	4.985	1.938	11.293	108

Terms of the Offering:

Sponsor and Seller:

Thornburg Mortgage Home Loans, Inc.

Depositor:

Structured Asset Securities Corporation

Lead Manager:

Lehman Brothers Inc.

Co-Managers:

Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, and Greenwich Capital Markets, Inc.

Master Servicer/

Securities Administrator:

Wells Fargo Bank, N.A.

Trustee:

LaSalle Bank N.A.

Delaware Trustee:

Wilmington Trust Company

Custodian:

LaSalle Bank N.A.

Cut-off Date:

July 1, 2006

Expected Pricing Date:

Week of July 31, 2006

Closing Date:

On or about August 10, 2006

Distribution Dates:

25th of each month (or if not a business day, the next succeeding business day), commencing in August 2006

Accrual Period:

In the case of the Class A Certificates, the Accrual Period will be the period from and including the preceding Distribution Date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.  In the case of the Class R, Class A-X, and Subordinate Certificates, the Accrual Period will be the calendar month immediately preceding the current Distribution Date.

Day Count / Delay Days /

First Accrual Date:

Class	Day Count	Delay	First Accrual Date
A-1	Actual/360	0	August 10, 2006
A-2	Actual/360	0	August 10, 2006
A-X	30/360	24	July 1, 2006
R	30/360	24	July 1, 2006
B-1	30/360	24	July 1, 2006
B-2	30/360	24	July 1, 2006
B-3	30/360	24	July 1, 2006
B-4	30/360	24	July 1, 2006
B-5	30/360	24	July 1, 2006
B-6	30/360	24	July 1, 2006

Certificates:

The “Senior Certificates” will consist of the Class A-1, Class A-2, Class A-X, and Class R Certificates.  The “Class A Certificates” will consist of the Class A-1 and Class A-2 Certificates.  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates”.  Only the Class A Certificates are being marketed hereby (the “Offered Certificates”).  The Class A-1 and the Class R Certificates (the “Group 1 Certificates”) will be paid primarily from collections on the Group 1 Mortgage Loans.  The Class A-2 Certificates (the “Group 2 Certificates”) will be paid primarily from collections on the Group 2 Mortgage Loans.

Registration:

The Class A Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and Euroclear system.

Federal Tax Treatment:

It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests, combined with the right to receive amounts paid in respect to the Yield Maintenance Agreements and rights to receive payments from and obligations to make payments to the Swap Counterparty upon the Mandatory Auction of the Offered Certificates.

ERISA Eligibility:

The Class A Certificates are expected to be ERISA eligible, if exemptive relief is available under an investor based class exemptions, as described in the Prospectus Supplement.  Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Class A Certificates are expected to be SMMEA eligible.

Minimum Denominations:

Class A Certificates:

$25,000 ($100,000 in the case of foreign investors subject to the EU Prospectus Directive)

Mortgage Loans:

On the Closing Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $1,663,981,912.  The Mortgage Loans either adjust their rates based on various indices (the “Adjustable Rate Mortgage Loans”) within the first year of origination or in the case of approximately 1.01%, 4.77%, 12.26%, and 81.85% of the Mortgage Loans, have initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rates based on various indices (“Hybrid ARMs”).  Approximately 0.07%, 0.45%, 1.46%, 91.00% of the Mortgage Loans are required to make payments of interest only for up to the first 36, 60, 84, and 120 months respectively following origination.  After such interest only period, the monthly payments on such Mortgage Loans adjust to amortize principal over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $302,088,891.  The Group 1 Mortgage Loans consist of adjustable rate and hybrid mortgage loans which have an initial rate adjustment occurring approximately 1 month,  6 months,  or  1, 3, 5, or 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $1,361,893,021.  The Group 2 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

The aggregate Cut-off Date principal balance of the mortgage loans on the Closing Date is subject to a +/-10% variance.

Optional Securities

Purchase Right:

Thornburg Mortgage, Inc., the parent of the Seller, will have the option of purchasing the Certificates at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans (the “Optional Call Date”).

Optional Clean-Up Call:

The terms of the transaction allow for an optional termination of the trust and retirement of the Certificates at the option of Thornburg Mortgage Home Loans, Inc., in its capacity as Servicer, once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans (the “Clean-Up Call Date”).

Mandatory Auction:

Five business days prior to the Distribution Date in July 2011 (such Distribution Date, the “Auction Distribution Date”), the Auction Administrator will auction each of the Class A-1 and Class A-2 Certificates to third-party investors.  The proceeds of the auction and amounts received from the Swap Counterparty, if any, will be received by the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1 and Class A-2 Certificates on the Auction Distribution Date.  These holders will be obligated to tender their respective Certificates to the Auction Administrator.

The Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price.

Swap Counterparty:

[TBD] The long-term obligations of [TBD] or the guarantor of the Swap Counterparty, if applicable, will be rated at least “AA” by S&P and “Aa3” by Moody’s.

Auction Administrator:

Wells Fargo Bank, N.A.

Auction Price:

The price at which the Auction Administrator sells each of the Class A-1 and Class A-2 Certificates to third-party investors.

Par Price:

With respect to each of the Class A-1 and Class A-2 Certificates, an amount equal to the principal balance of the related Class A-1 and Class A-2 Certificates, after reducing the principal balance of such Class A Certificates by the related principal distributions and losses on the Auction Distribution Date.

Servicer:

Servicers	%
Wells Fargo Bank N.A.	56.60%
Thornburg Mortgage Home Loans, Inc (1)	27.29%
JPMorgan Chase Bank, National Association	6.13%
PHH Mortgage Corporation	4.69%
First Republic Bank	3.31%
Countrywide Home Loans Servicing LP	0.84%
Mellon Trust of New England, N.A.	0.70%
Colonial Savings, F.A.	0.37%
First Horizon Home Loans Corp.	0.06%

(1) Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.  Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch.  Cenlar achieved Freddie Mac’s 2005 Tier One performance ranking for investor reporting and default management for two or more quarters during 2005.

Servicing Fee:

The initial weighted average Servicing Fee equals 0.250% per annum.

Master Servicing Fee:

0.010% per annum.  The Master Servicer will pay the Trustee from its fee.

Pricing Prepayment

Assumption:

20% CPR per annum.

Net Mortgage Rate:

The ‘‘Net Mortgage Rate’’ for any Mortgage Loan is equal to the rate of the related Mortgage Loan less the Master Servicing Fee and the related Servicing Fee rate.

Net WAC Rate:

The ‘‘Net WAC Rate’’ for each Distribution Date and mortgage loan group will be the weighted average of the Net Mortgage Rates of the related Mortgage Loans at the beginning of the related due period, weighted on the basis of their principal balances at the beginning of the related due period.

Class A

Certificate Interest Rate:

The “Certificate Interest Rate” for each of the Class A Certificates on or prior to the Auction Distribution Date, will be equal to One Month LIBOR, plus the related margin.  On any Distribution Date following the Auction Distribution Date, the Certificate Interest Rate of each class of the Class A Certificates will be equal to the product of the Net WAC Rate of the related loan group multiplied by the quotient of 30 divided by the actual number of days in the accrual period.

Class A-X

Certificate Interest Rate:

The Certificate Interest Rate with respect to the Class A-X Certificates for any Distribution Date on or prior to the Auction Distribution Date will be equal to an annual rate calculated as the weighted average of the excess of (a) the Net WAC Rate of each mortgage loan group over (b) the Certificate Interest Rate of the related class of Class A Certificates (adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis) computed for this purpose by subjecting the related Certificate Interest Rate to a cap equal to the Net WAC Rate, weighted by the related Class A Certificate principal balance. Following the Auction Distribution Date, the Certificate Interest Rate with respect to the Class A-X Certificates will be zero.

Class R Certificate

Interest Rate:

The Certificate Interest Rate with respect to the Class R Certificates will be equal to the Net WAC Rate of the Group 1 Mortgage Loans.

Subordinate Certificates

Interest Rates:

The Certificate Interest Rates with respect to the Subordinate  Certificates will be equal to the weighted average of the Net WAC Rate applicable to each mortgage loan group, weighted based on the Subordinate Component of each mortgage loan group.

Subordinate Component:

For any Distribution Date and with respect to any mortgage loan group, the Subordinate Component will equal the sum of the balance of the Mortgage Loans in the related mortgage loan group, as of the first day of the month preceding the month in which such Distribution Date occurs, minus the aggregate certificate principal balance of the related Senior Certificates immediately prior to such Distribution Date.

Yield Maintenance

Agreements:

On the Closing Date, the Securities Administrator will enter into two “Yield Maintenance Agreements”, or “YMA”s, with a counterparty (the “YMA Counterparty”) [[rated no lower than AA- by S&P and Aa3 by Moody’s]], each for the benefit of the related class of Class A Certificates.  The notional balance of each YMA, with respect to each Distribution Date, will be an amount equal to the aggregate principal balance of the related Class A Certificates for the immediately preceding Distribution Date (or as of the Closing Date for the first Distribution Date), after giving effect to distributions on such Distribution Date.   The YMA Counterparty will be obligated to make monthly payments to the Securities Administrator when One Month LIBOR exceeds the related specified strike rate.  Each YMA will terminate on the Auction Distribution Date.

The Strike Rate for the related Yield Maintenance Agreement with respect to the related Class A Certificates will equal the excess of (i) the Net WAC Rate of the related loan group multiplied by the quotient of 30 divided by the actual number of days in the accrual period, over (ii) the margin of the related Class A Certificates.

Credit Enhancement:

Senior/subordinate, shifting interest structure. Credit enhancement for the Senior Certificates will consist of the Subordinate Certificates (total initial subordination is expected to be approximately, 3.50%)

Allocation of

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Any Realized Losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; thereafter, to the related    Class A Certificates in reduction of their class principal balance.

Principal Distribution Amounts:

Initial Senior Enhancement Percentage = approximately 3.50%

Senior Enhancement Percentage = Subordinate Certificate Principal Balance / Aggregate Collateral balance

Shifting Interest:  Until the first Distribution Date occurring after July 2013, the Subordinate Certificates will be locked out of payments of unscheduled principal (unless the Senior Certificates have been reduced to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments as described below.

The prepayment shift percentages from the Subordinate Percentage to the Senior Certificates are as follows:

•

If the Senior Enhancement Percentage is less than 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 – 84	100%
85 – 96	70%
97 – 108	60%
109 – 120	40%
121 – 132	20%
133+	0%

•

If the Senior Enhancement Percentage is greater than or equal to 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 – 36	50%
37+	0%

(If the Senior Enhancement Percentage doubles as compared to the Initial Senior Enhancement Percentage during the first 36 months of the transaction, the Class A Certificates will be entitled to 50% of the Subordinate Percentage of unscheduled principal, subject to cumulative loss and delinquency tests.  After month 36, if the Senior Enhancement Percentage has doubled as compared to the Cut-off Date Senior Enhancement Percentage, the Class A Certificates will be entitled to unscheduled principal based on the Senior Percentage only, subject to cumulative loss and delinquency tests).  In the event the Senior Percentage for any group exceeds the Initial Senior Percentage, the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

For each mortgage loan group, calculate the following:

Senior Percentage = Senior Certificate Principal Balance / Mortgage Loan balance.

Subordinate Percentage = 100% - related Senior Percentage.

Senior Prepayment Percentage = related Senior Percentage + Shift Percentage * related Subordinate Percentage.

The group related Senior Principal Distribution Amount (“Senior PDA”) will be equal to the sum of (i) the product of (a) related scheduled principal payments and (b) related Senior Percentage (ii) the product of (a) related prepayment principal payments and (b) related Senior Prepayment Percentage and (iii) the lesser of (a) the related net liquidation proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage and the remaining principal balance of any Mortgage Loan that was finally liquidated during the related period.

The group related Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between (i) the sum of related scheduled principal and unscheduled principal payments and (ii) the related Senior PDA.

Certificate Priority of Distributions:

(A)

On each Distribution Date, the available distribution amount for each related mortgage loan group will be allocated, after payment of the Master Servicing Fee, among the Classes of

Senior Certificates relating to that mortgage loan group as follows:

(1)

Accrued and unpaid interest at the related Certificate Interest Rate on the Class A-1, Class A-2, Class A-X, and Class R Certificates, on a pro rata basis with respect to each class of certificates related to the same mortgage loan group.  For purposes of distributions of the interest pursuant to this clause (1), the Certificate Interest Rates on the related Class A Certificates shall be deemed to be subject to a cap equal to the Net WAC Rate of the mortgage loans in the related loan group, adjusted to reflect interest on an actual/360 basis;

(2)

From funds provided under the related Yield Maintenance Agreement, first to the related Class A Certificates, any amount of interest not paid pursuant to the related Certificate Interest Rate pursuant to clause (1) above and second, any remaining amounts to the Class A-X Certificates; and

(3)

Principal of the related class of senior certificates (except that the Class R and Class A-1 Certificates will receive payments of principal sequentially, in that order, from payments received on the group 1 mortgage loans); and

(B)

With respect to all remaining available distribution amounts for all loan groups:

(1)

Accrued and unpaid interest on, and then their respective share of principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates; and

(2)

to the Class R Certificate.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Certificates from the unrelated loan group, to the extent not received from the related loan group.

Sensitivity Analysis – To Mandatory Auction Date
CPR	10%	15%	20%	25%	30%	40%

Class A-1
Price: 100-00
Avg. Life (yrs)	3.82	3.35	2.94	2.58	2.26	1.74
Modified Duration (yrs)	3.34	2.94	2.60	2.30	2.03	1.58
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-2
Price: 100-00
Avg. Life (yrs)	3.81	3.34	2.93	2.57	2.26	1.74
Modified Duration (yrs)	3.33	2.94	2.60	2.30	2.03	1.58
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Thornburg 2006-4 Aggregate Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	2,157	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,663,981,912.69	Yes	0.43%
Average Loan Principal Balance	771,433.43	No	99.57%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	5.95%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.254%	Yes	26.70%
Weighted Average Margin	2.421%	No	73.30%
Non-Zero Weighted Average Initial Periodic Cap	4.985%
Non-Zero Weighted Average Periodic Cap	1.938%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.293%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	2.431%	Yes	91.91%
Weighted Average Original Term (mo.)	360	No	8.09%
Weighted Average Remaining Term (mo.)	355
Weighted Average Loan Age (mo.)	5	Prepayment Penalty Term
Weighted Average Original LTV	67.09%	None	94.05%
Non-Zero Weighted Average FICO	737	6	0.18%
Non-Zero Weighted Average DTI	34.24%	12	1.95%
Interest Only Mortgage Loans	92.98%	24	0.03%
First Lien Mortgage Loans	100.00%	36	1.64%
		60	2.14%
Product Type
1 Month ARM Interest-Only	0.01%	Geographic Distribution
6 Month ARM Interest-Only	0.07%	(Other states account individually for less than
1 Year ARM Interest-Only	0.03%	5% of the Cut-off Date principal balance)
3/1 Hybrid ARM Interest-Only	1.01%	CA	44.42%
5/1 Hybrid ARM	0.30%	NY	9.58%
5/1 Hybrid ARM Interest-Only	3.36%	FL	6.69%
5/6 MO Hybrid ARM	0.03%	NJ	5.17%
5/6 MO Hybrid ARM Interest-Only	0.54%
5/1 MO Hybrid ARM Interest-Only	0.54%	Occupancy Status
7/1 Hybrid ARM	0.43%	Primary Home	82.86%
7/1 Hybrid ARM Interest-Only	10.26%	Second Home	12.72%
7/6 MO Hybrid ARM	0.07%	Investment	4.43%
7/6 MO Hybrid ARM Interest-Only	0.64%
7/1 MO Hybrid ARM Interest-Only	0.86%	Loan Documentation
10/1 Hybrid ARM	5.98%	Full Documentation	60.86%
10/1 Hybrid ARM Interest-Only	69.28%	Asset Only	15.00%
10/6 MO Hybrid ARM	0.06%	No Documentation	14.39%
10/6 MO Hybrid ARM Interest-Only	4.60%	Stated Income	4.75%
10/1 MO Hybrid ARM	0.14%	Alternative	3.91%
10/1 MO Hybrid ARM Interest-Only	1.77%	Asset Verification	0.39%
		No Ratio	0.32%
Servicers		No Income Verifier	0.17%
Wells Fargo Bank, N.A.	56.60%	Income Only	0.16%
Thornburg Mortgage Home Loans, Inc.*	27.29%	Streamline Cash Out	0.06%
JPMorgan Chase Bank, National Association	6.13%
PHH Mortgage Corporation	4.69%	Loan Purpose
First Republic Bank	3.31%	Purchase	51.71%
Countrywide Home Loans Servicing LP	0.84%	Cash Out Refinance	32.06%
Mellon Trust of New England, N.A.	0.70%	Rate/Term Refinance	16.23%
Colonial Savings, F.A.	0.37%
First Horizon Home Loans Corp.	0.06%

•

Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances
($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 100,000.00	27	$2,269,952.62	0.14%	6.459%	351	61.40%	757
100,000.01 - 200,000.00	104	16,458,721.57	0.99	6.466	353	70.53	759
200,000.01 - 300,000.00	126	32,433,288.38	1.95	6.456	354	72.17	756
300,000.01 - 400,000.00	83	29,408,651.89	1.77	6.380	353	71.66	753
400,000.01 - 500,000.00	479	219,975,628.00	13.22	6.178	354	71.80	741
500,000.01 - 600,000.00	411	224,033,060.03	13.46	6.170	354	71.68	734
600,000.01 - 700,000.00	196	127,568,071.01	7.67	6.212	355	69.41	725
700,000.01 - 800,000.00	126	94,870,600.67	5.70	6.248	354	67.02	720
800,000.01 - 900,000.00	80	68,121,013.67	4.09	6.301	356	65.82	726
900,000.01 - 1,000,000.00	137	133,168,595.14	8.00	6.258	355	63.80	721
1,000,000.01 - 2,000,000.00	310	482,096,577.91	28.97	6.231	355	65.56	744
2,000,000.01 - 3,000,000.00	58	145,726,074.74	8.76	6.386	356	62.80	748
3,000,000.01 - 4,000,000.00	12	41,446,677.06	2.49	6.613	351	62.46	728
4,000,000.01 - 5,000,000.00	7	32,405,000.00	1.95	6.437	354	54.71	756
13,000,000.01 - 14,000,000.00	1	14,000,000.00	0.84	5.875	355	51.85	722
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

$57,400.00

Maximum

$14,000,000.00

Average:

$771,433.43

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
4.501 - 5.000	1	$400,000.00	0.02%	5.000%	356	49.08%	746
5.001 - 5.500	21	18,348,016.29	1.10	5.433	354	65.53	739
5.501 - 6.000	687	540,128,033.05	32.46	5.911	353	66.47	733
6.001 - 6.500	1,082	811,609,734.68	48.78	6.311	355	67.52	739
6.501 - 7.000	345	269,156,859.22	16.18	6.738	358	67.42	740
7.001 - 7.500	19	23,364,269.45	1.40	7.265	359	64.30	732
7.501 - 8.000	2	975,000.00	0.06	7.625	360	73.86	668
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

5.000%

Maximum

7.625%

Weighted Average:

6.254%

FICO Score
FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
601 - 650	17	$13,543,709.44	0.81%	6.462%	353	71.14%	637
651 - 700	652	477,079,184.99	28.67	6.199	354	65.99	688
701 - 750	573	494,230,276.31	29.70	6.262	355	66.52	729
751 - 800	783	601,396,726.18	36.14	6.277	355	68.53	776
801 - 850	132	77,732,015.77	4.67	6.329	355	65.73	807
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

622

Maximum

820

Weighted Average:

737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	2	$154,548.44	0.01%	6.432%	358	5.93%	776
10.01 - 20.00	11	5,985,249.45	0.36	6.224	356	15.37	728
20.01 - 30.00	26	19,988,839.99	1.20	6.278	356	25.88	759
30.01 - 40.00	68	58,201,127.29	3.50	6.186	355	35.40	743
40.01 - 50.00	107	105,638,742.25	6.35	6.308	354	46.45	731
50.01 - 60.00	227	237,249,240.85	14.26	6.257	355	55.79	729
60.01 - 70.00	515	511,888,349.68	30.76	6.245	354	67.51	736
70.01 - 80.00	1,179	717,058,491.44	43.09	6.257	355	77.48	741
80.01 - 90.00	11	4,266,692.16	0.26	6.091	354	88.21	725
90.01 - 100.00	11	3,550,631.14	0.21	6.371	349	94.37	725
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

4.670%

Maximum

95.000%

Weighted Average:

66.754%

Original Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	2	$154,548.44	0.01%	6.432%	358	5.93%	776
10.01 - 20.00	11	5,985,249.45	0.36	6.224	356	15.37	728
20.01 - 30.00	26	19,988,839.99	1.20	6.278	356	25.88	759
30.01 - 40.00	68	58,201,127.29	3.50	6.186	355	35.40	743
40.01 - 50.00	106	105,238,742.25	6.32	6.307	354	46.25	731
50.01 - 60.00	226	235,419,240.85	14.15	6.256	355	55.61	729
60.01 - 70.00	500	495,101,862.21	29.75	6.232	354	66.57	736
70.01 - 80.00	1,179	716,988,125.91	43.09	6.256	355	77.40	742
80.01 - 90.00	14	7,229,442.16	0.43	6.335	356	86.82	727
90.01 - 100.00	25	19,674,734.14	1.18	6.598	357	98.19	728
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

4.670%

Maximum

100.000%

Weighted Average:

67.093%

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
LTV > 80 None	1	$632,750.00	8.09%	6.250%	358	85.00%	749
LTV > 80 Amerin	5	2,409,965.00	30.83	6.180	356	92.62	700
LTV > 80 Genworth Financial	1	477,000.00	6.10	6.250	360	91.91	687
LTV > 80 GEMICO	1	196,849.10	2.52	6.375	330	90.00	676
LTV > 80 GEMIC/Amerin	1	463,100.00	5.92	6.500	358	95.00	744
LTV > 80 MGIC	2	361,861.98	4.63	6.369	345	89.30	752
LTV > 80 RADIAN	5	1,388,483.94	17.76	5.935	340	91.44	756
LTV > 80 RMIC	1	198,976.22	2.55	6.125	326	95.00	760
LTV > 80 United Guarantee Corp.	2	533,482.67	6.82	6.802	359	92.09	749
LTV > 80 UGI	1	181,450.00	2.32	6.780	359	95.00	726
LTV > 80 UGRIC	2	973,404.39	12.45	6.054	354	86.65	715
Total:	22	$7,817,323.30	100.00%	6.218%	352	91.01%	725

Original Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
240	1	$642,362.48	0.04%	6.500%	238	68.25%	808
300	3	771,157.99	0.05	6.326	243	72.80	774
360	2,152	1,662,083,192.22	99.89	6.254	355	67.09	737
480	1	485,200.00	0.03	6.875	479	80.00	745
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

240

Maximum

480

Weighted Average:

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
180 - 239	1	$642,362.48	0.04%	6.500%	238	68.25%	808
240 - 299	4	1,135,607.99	0.07	6.341	260	75.11	755
300 - 359	1,959	1,509,395,167.22	90.71	6.220	354	67.18	736
360 - 419	192	152,323,575.00	9.15	6.586	360	66.10	753
420 - 479	1	485,200.00	0.03	6.875	479	80.00	745
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

238

Maximum

479

Weighted Average:

355

Debt-to-Income Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
N/A	34	$21,255,840.47	1.28%	6.303%	354	59.08%	762
0.001 - 10.000	28	46,852,597.00	2.82	6.231	357	60.78	739
10.001 - 20.000	157	136,297,523.00	8.19	6.280	354	64.81	747
20.001 - 30.000	395	299,435,164.49	18.00	6.267	354	66.89	737
30.001 - 40.000	873	670,113,886.05	40.27	6.261	355	67.59	737
40.001 - 50.000	586	428,954,160.95	25.78	6.230	355	68.64	733
50.001 - 60.000	50	42,279,183.79	2.54	6.243	356	62.71	732
60.001 - 70.000	33	18,033,556.94	1.08	6.179	355	68.09	763
70.001 - 80.000	1	760,000.00	0.05	6.250	357	80.00	724
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Non-Zero Minimum:

0.640%

Maximum

71.000%

Non-Zero Weighted Average:

34.237%

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1 Month ARM Interest-Only	1	$206,500.00	0.01%	7.500%	359	68.83%	801
6 Month ARM Interest-Only	2	1,238,412.29	0.07	6.826	337	68.26	707
1 Year ARM Interest-Only	1	517,496.00	0.03	5.375	341	90.00	778
3/1 Hybrid ARM Interest-Only	24	16,834,032.53	1.01	6.364	337	68.08	733
5/1 Hybrid ARM	11	5,009,374.47	0.30	6.531	359	75.41	707
5/1 Hybrid ARM Interest-Only	88	55,944,853.08	3.36	6.405	354	69.30	749
5/6 MO Hybrid ARM	1	519,541.22	0.03	6.625	359	44.26	718
5/6 MO Hybrid ARM Interest-Only	8	8,916,745.00	0.54	6.323	359	58.64	765
5/1 MO Hybrid ARM Interest-Only	5	8,940,000.00	0.54	6.253	358	66.42	700
7/1 Hybrid ARM	13	7,205,721.95	0.43	6.523	354	73.62	741
7/1 Hybrid ARM Interest-Only	231	170,698,108.73	10.26	6.582	353	67.54	743
7/6 MO Hybrid ARM	2	1,082,065.76	0.07	6.278	359	80.00	803
7/6 MO Hybrid ARM Interest-Only	14	10,675,850.00	0.64	6.719	359	68.43	731
7/1 MO Hybrid ARM Interest-Only	10	14,300,190.00	0.86	6.067	359	63.93	728
10/1 Hybrid ARM	143	99,565,347.04	5.98	6.156	355	68.98	746
10/1 Hybrid ARM Interest-Only	1,467	1,152,869,638.18	69.28	6.182	355	67.03	734
10/6 MO Hybrid ARM	2	1,075,949.90	0.06	6.848	359	41.54	672
10/6 MO Hybrid ARM Interest-Only	104	76,604,383.23	4.60	6.491	358	65.61	756
10/1 MO Hybrid ARM	4	2,270,560.81	0.14	6.334	351	58.37	719
10/1 MO Hybrid ARM Interest-Only	26	29,507,142.50	1.77	6.261	360	61.66	752
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Interest Only
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Interest Only	1,981	$1,547,253,351.54	92.98%	6.258%	355	66.94%	737
Not Interest Only	176	116,728,561.15	7.02	6.208	355	69.07	743
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	2,081	$1,565,043,458.51	94.05%	6.241%	355	67.32%	738
6	2	2,965,900.00	0.18	6.824	360	72.64	777
12	19	32,525,581.66	1.95	6.755	348	65.68	729
24	1	433,500.00	0.03	6.500	359	78.82	643
36	21	27,370,567.08	1.64	6.421	357	65.16	730
60	33	35,642,905.44	2.14	6.210	359	59.32	728
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Lien Position
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
First Lien	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Documentation Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Full Documentation	1,187	$1,012,633,088.17	60.86%	6.270%	355	68.67%	736
Asset Only	269	249,634,352.56	15.00	6.121	354	58.95	717
No Documentation	477	239,403,982.66	14.39	6.130	354	73.70	756
Stated Income	71	79,094,098.83	4.75	6.830	359	60.46	750
Alternative	125	65,065,243.82	3.91	6.228	357	61.01	746
Asset Verification	10	6,419,446.49	0.39	6.412	358	41.40	785
No Ratio	8	5,243,825.10	0.32	6.855	343	65.60	740
No Income Verifier	3	2,864,849.59	0.17	5.907	355	52.46	757
Income Only	4	2,638,025.47	0.16	6.106	352	62.44	716
Streamline Cash Out	3	985,000.00	0.06	6.433	360	70.82	767
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Purchase	1,136	$860,494,606.49	51.71%	6.259%	355	71.96%	746
Cash Out Refinance	679	533,455,585.43	32.06	6.236	354	61.22	727
Rate/Term Refinance	342	270,031,720.77	16.23	6.275	354	63.18	731
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Property Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Two-Four Family	56	$41,693,987.00	2.51%	6.390%	357	69.91%	741
Condo	316	208,583,334.37	12.54	6.300	355	70.06	742
Cooperative	27	23,239,862.99	1.40	6.359	357	66.45	753
Condotel	8	4,196,710.85	0.25	6.626	359	63.73	766
PUD Attached	13	4,208,732.94	0.25	6.608	355	77.31	746
Pud Detached	200	142,005,338.37	8.53	6.486	354	68.12	742
Single Family Attached	2	288,290.02	0.02	6.317	357	57.79	722
Single Family Detached	1,528	1,236,263,243.62	74.30	6.209	355	66.40	736
Townhouse	7	3,502,412.53	0.21	6.797	358	58.35	701
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Occupancy Status
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Primary Home	1,727	$1,378,735,399.89	82.86%	6.235%	355	66.89%	736
Second Home	259	211,581,332.88	12.72	6.278	355	67.57	748
Investment	171	73,665,179.92	4.43	6.537	356	69.54	735
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator
Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Wells Fargo	1,194	$941,821,470.93	56.60%	6.113%	354	67.22%	732
Chase Home Finance	168	101,997,141.77	6.13	6.094	356	64.80	746
First Republic Bank	45	55,017,893.31	3.31	6.212	359	62.89	736
PHH Mortgage Corporation	61	39,589,189.00	2.38	6.464	358	70.95	752
Bishops Gate Residential Mortgage Trust	63	38,496,753.15	2.31	6.254	357	65.40	748
Other	626	487,059,464.53	29.27	6.548	355	67.62	745
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Alabama	2	$982,832.00	0.06%	6.516%	359	72.84%	731
Arizona	49	31,177,650.40	1.87	6.371	358	70.17	739
Arkansas	4	1,719,800.00	0.10	6.061	358	58.85	703
California	892	739,181,273.48	44.42	6.201	355	65.42	732
Colorado	103	82,034,727.82	4.93	6.340	355	63.28	746
Connecticut	39	35,538,661.54	2.14	6.253	354	65.29	744
Delaware	10	7,719,411.43	0.46	6.139	355	73.89	748
District Of Columbia	12	9,644,488.38	0.58	6.198	357	71.03	741
Florida	143	111,399,157.42	6.69	6.371	355	67.57	737
Georgia	63	35,732,769.19	2.15	6.299	350	72.86	733
Hawaii	13	17,697,283.61	1.06	6.311	357	64.66	734
Idaho	4	2,340,350.00	0.14	6.038	359	74.16	780
Illinois	52	42,225,334.11	2.54	6.420	358	68.38	740
Indiana	4	1,274,456.92	0.08	6.407	358	79.35	766
Iowa	1	57,400.00	0.00	6.875	360	70.00	670
Kansas	1	217,148.55	0.01	6.135	358	49.41	809
Kentucky	2	610,790.02	0.04	6.692	358	73.50	757
Louisiana	1	999,991.67	0.06	6.590	357	76.92	713
Maine	1	203,000.00	0.01	5.625	358	66.56	809
Maryland	62	38,934,158.05	2.34	6.146	355	68.28	735
Massachusetts	36	24,089,380.19	1.45	6.227	355	69.64	739
Michigan	10	6,802,747.59	0.41	6.113	355	74.56	748
Minnesota	29	16,740,489.78	1.01	6.327	357	71.28	745
Missouri	9	2,855,988.10	0.17	6.485	357	69.25	754
Montana	6	3,244,055.00	0.19	6.340	359	65.35	731
Nebraska	2	2,026,751.66	0.12	5.952	356	76.41	766
Nevada	17	14,179,539.60	0.85	6.351	356	68.16	729
New Hampshire	3	2,851,000.00	0.17	6.270	355	75.84	774
New Jersey	113	85,971,085.66	5.17	6.204	354	69.76	742
New Mexico	22	11,912,292.86	0.72	6.305	355	71.02	760
New York	168	159,482,008.44	9.58	6.287	356	64.81	746
North Carolina	26	13,495,335.87	0.81	6.049	351	71.70	739
Ohio	10	4,948,834.02	0.30	6.224	350	76.56	763
Oregon	13	6,055,287.31	0.36	6.272	355	75.57	730
Pennsylvania	31	25,107,611.36	1.51	6.456	353	70.88	738
Rhode Island	3	826,555.10	0.05	6.635	358	76.09	737
South Carolina	36	23,069,862.71	1.39	6.300	355	70.20	748
Tennessee	14	6,647,062.99	0.40	6.511	356	65.98	721
Texas	25	16,196,646.49	0.97	6.373	353	74.50	724
Utah	16	11,513,720.00	0.69	6.518	357	76.16	739
Vermont	1	252,000.00	0.02	6.625	360	80.00	743
Virginia	60	37,477,849.71	2.25	6.223	353	72.09	745
Washington	39	22,267,259.67	1.34	6.250	355	74.19	721
West Virginia	1	278,465.85	0.02	6.500	344	73.68	765
Wisconsin	7	3,040,287.29	0.18	6.293	358	71.92	765
Wyoming	2	2,959,110.85	0.18	6.122	356	69.75	797
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	710	$535,319,161.26	32.17%	6.503%	355	67.38%	745
2.001 - 2.500	247	183,533,262.25	11.03	6.256	357	65.47	743
2.501 - 3.000	1,200	945,129,489.18	56.80	6.113	354	67.25	732
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

1.625%

Maximum

2.750%

Non-Zero Weighted Average:

2.421%

Floor Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	709	$534,579,276.89	32.13%	6.503%	355	67.38%	745
2.001 - 2.500	247	183,533,262.25	11.03	6.256	357	65.47	743
2.501 - 3.000	1,201	945,869,373.55	56.84	6.113	354	67.24	732
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

1.875%

Maximum

2.750%

Non-Zero Weighted Average:

2.431%

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
9.501 - 10.000	1	$400,000.00	0.02%	5.000%	356	49.08%	746
10.001 - 10.500	20	17,830,520.29	1.07	5.435	355	64.82	738
10.501 - 11.000	683	531,269,240.34	31.93	5.913	353	66.38	733
11.001 - 11.500	1,044	761,862,376.37	45.79	6.314	355	67.94	739
11.501 - 12.000	344	278,633,933.63	16.75	6.706	358	67.60	742
12.001 - 12.500	54	68,000,304.84	4.09	6.591	359	62.44	735
12.501 - 13.000	9	4,958,041.22	0.30	6.819	360	59.34	723
14.001 - 14.500	1	517,496.00	0.03	5.375	341	90.00	778
18.001 - 18.500	1	510,000.00	0.03	6.100	360	29.14	802
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Minimum:

10.000%

Maximum

18.200%

Non-Zero Weighted Average:

11.293%

Initial Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	46	$55,224,393.31	3.32%	6.217%	359	62.91%	736
1.000	2	1,238,412.29	0.07	6.826	337	68.26	707
2.000	2	709,016.00	0.04	5.578	346	84.60	783
4.000	23	16,642,512.53	1.00	6.367	337	68.06	732
5.000	2,084	1,590,167,578.56	95.56	6.254	355	67.22	737
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Non-Zero Minimum:

1.000%

Maximum

5.000%

Non-Zero Weighted Average:

4.985%

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	46	$55,224,393.31	3.32%	6.217%	359	62.91%	736
1.000	133	100,112,947.40	6.02	6.507	358	65.11	753
2.000	1,978	1,508,644,571.98	90.66	6.239	354	67.38	736
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Non-Zero Minimum:

1.000%

Maximum

2.000%

Non-Zero Weighted Average:

1.938%

Months to Next Rate Adjustment
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1 - 12	4	$1,962,408.29	0.12%	6.514%	341	74.05%	736
25 - 36	24	16,834,032.53	1.01	6.364	337	68.08	733
49 - 60	113	79,330,513.77	4.77	6.388	355	68.00	742
73 - 84	270	203,961,936.44	12.26	6.549	354	67.61	742
97 - 108	36	23,454,904.15	1.41	5.909	347	65.52	734
109 - 120	1,710	1,338,438,117.51	80.44	6.205	355	66.97	737
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Servicers
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
JPMorgan Chase Bank, National Association	168	$101,997,141.77	6.13%	6.094%	356	64.80%	746
Colonial Savings, F.A.	8	6,158,950.00	0.37	6.621	369	77.56	754
Countrywide Home Loans Servicing LP	1	14,000,000.00	0.84	5.875	355	51.85	722
First Horizon Home Loans Corp.	2	1,059,200.00	0.06	7.098	359	80.00	720
First Republic Bank	45	55,017,893.31	3.31	6.212	359	62.89	736
Mellon Trust of New England, N.A.	17	11,692,322.00	0.70	6.668	359	53.30	751
PHH Mortgage Corporation	124	78,085,942.15	4.69	6.360	357	68.22	750
Thornburg Mortgage Home Loans, Inc.	598	454,148,992.53	27.29	6.563	355	68.31	746
Wells Fargo Bank N.A.	1,194	941,821,470.93	56.60	6.113	354	67.22	732
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	176	$116,728,561.15	7.02%	6.208%	355	69.07%	743
36	4	1,236,000.00	0.07	6.749	360	80.00	751
60	9	7,500,740.00	0.45	6.430	359	67.94	760
84	30	24,327,338.00	1.46	6.597	359	69.45	724
120	1,938	1,514,189,273.54	91.00	6.251	355	66.89	737
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Remaining Interest Only Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	176	$116,728,561.15	7.02%	6.208%	355	69.07%	743
1 - 60	14	9,101,190.00	0.55	6.471	357	70.06	757
61 - 120	1,967	1,538,152,161.54	92.44	6.256	355	66.93	737
Total:	2,157	$1,663,981,912.69	100.00%	6.254%	355	67.09%	737

Thornburg 2006-4 Group 1 Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	411	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$302,088,891.03	Yes	0.98%
Average Loan Principal Balance	$735,009.47	No	99.02%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	18.21%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.496%	Yes	40.10%
Weighted Average Margin	1.930%	No	59.90%
Non-Zero Weighted Average Initial Periodic Cap	4.915%
Non-Zero Weighted Average Periodic Cap	1.919%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.595%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	1.955%	Yes	100.00%
Weighted Average Original Term (mo.)	360	No	0.00%
Weighted Average Remaining Term (mo.)	353
Weighted Average Loan Age (mo.)	7
Weighted Average Original LTV	67.78%	Prepayment Penalty Term
Non-Zero Weighted Average FICO	741	None	81.79%
Non-Zero Weighted Average DTI	30.83%	6	0.40%
Interest Only Mortgage Loans	95.43%	12	8.89%
First Lien Mortgage Loans	100.00%	24	0.14%
		36	4.95%
Product Type		60	3.82%
1 Month ARM Interest-Only	0.07%
6 Month ARM Interest-Only	0.41%
1 Year ARM Interest-Only	0.17%	Geographic Distribution
3/1 Hybrid ARM Interest-Only	5.57%	(Other states account individually for less than
5/1 Hybrid ARM	1.66%	5% of the Cut-off Date principal balance)
5/1 Hybrid ARM Interest-Only	18.52%	CA	19.60%
5/6 MO Hybrid ARM	0.17%	NY	14.07%
5/6 MO Hybrid ARM Interest-Only	2.95%	FL	12.78%
5/1 MO Hybrid ARM Interest-Only	2.96%	CO	8.93%
7/1 Hybrid ARM	2.39%
7/1 Hybrid ARM Interest-Only	56.51%
7/6 MO Hybrid ARM	0.36%	Occupancy Status
7/6 MO Hybrid ARM Interest-Only	3.53%	Primary Home	69.09%
7/1 MO Hybrid ARM Interest-Only	4.73%	Second Home	17.20%
		Investment	13.71%

Servicers
Thornburg Mortgage Home Loans, Inc.*	88.78%	Loan Documentation
First Republic Bank	7.69%	Full Documentation	83.14%
Mellon Trust of New England, N.A.	1.91%	Stated Income	14.61%
Colonial Savings, F.A.	1.26%	No Ratio	1.50%
First Horizon Home Loans Corp.	0.35%	Alternative	0.42%
		Streamline Cash Out	0.33%
Loan Purpose
Purchase	56.00%
Cash Out Refinance	27.10%
Rate/Term Refinance	16.90%

•

Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances
($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 100,000.00	11	$932,345.24	0.31%	6.475%	344	63.99%	734
100,000.01 - 200,000.00	54	8,646,468.92	2.86	6.503	351	74.27	760
200,000.01 - 300,000.00	70	17,904,958.94	5.93	6.537	352	75.10	754
300,000.01 - 400,000.00	37	12,950,307.11	4.29	6.465	349	74.99	761
400,000.01 - 500,000.00	51	23,017,443.23	7.62	6.525	353	71.21	747
500,000.01 - 600,000.00	35	19,386,797.66	6.42	6.455	355	74.30	748
600,000.01 - 700,000.00	19	12,488,932.80	4.13	6.447	355	69.70	747
700,000.01 - 800,000.00	15	11,178,546.59	3.70	6.530	352	70.19	717
800,000.01 - 900,000.00	11	9,465,011.13	3.13	6.522	356	68.27	722
900,000.01 - 1,000,000.00	30	29,302,834.30	9.70	6.512	356	67.38	730
1,000,000.01 - 2,000,000.00	54	81,502,785.82	26.98	6.441	356	67.79	742
2,000,000.01 - 3,000,000.00	14	36,417,282.23	12.06	6.535	354	62.42	752
3,000,000.01 - 4,000,000.00	7	24,755,177.06	8.19	6.657	347	58.06	719
4,000,000.01 - 5,000,000.00	3	14,140,000.00	4.68	6.384	351	61.33	741
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

$57,400.00

Maximum

$5,000,000.00

Average:

$735,009.47

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
5.001 - 5.500	1	$517,496.00	0.17%	5.375%	341	90.00%	778
5.501 - 6.000	15	14,159,878.96	4.69	5.946	359	74.64	731
6.001 - 6.500	244	167,904,155.30	55.58	6.341	351	67.86	744
6.501 - 7.000	140	107,141,016.32	35.47	6.736	357	67.04	738
7.001 - 7.500	11	12,366,344.45	4.09	7.209	358	64.24	743
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

5.375%

Maximum

7.500%

Weighted Average:

6.496%

FICO Score
FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
601 - 650	12	$8,258,238.00	2.73%	6.433%	355	71.20%	637
651 - 700	64	57,536,385.59	19.05	6.436	353	67.10	679
701 - 750	105	86,704,210.86	28.70	6.558	353	68.75	729
751 - 800	196	130,195,461.10	43.10	6.508	354	67.07	775
801 - 850	34	19,394,595.48	6.42	6.347	354	68.79	807
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

622

Maximum

820

Weighted Average:

741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	1	$84,548.44	0.03%	6.375%	358	6.97%	791
10.01 - 20.00	2	1,500,000.00	0.50	6.583	359	15.44	775
20.01 - 30.00	9	6,729,000.00	2.23	6.515	360	25.17	775
30.01 - 40.00	6	3,156,838.03	1.05	6.290	348	36.10	710
40.01 - 50.00	17	20,242,072.13	6.70	6.633	350	48.13	731
50.01 - 60.00	41	57,318,353.28	18.97	6.507	354	55.34	739
60.01 - 70.00	58	55,559,264.46	18.39	6.462	349	66.58	750
70.01 - 80.00	266	154,531,360.78	51.15	6.495	355	77.98	740
80.01 - 90.00	5	1,495,372.77	0.50	6.044	349	90.00	744
90.01 - 100.00	6	1,472,081.14	0.49	6.391	339	94.00	734
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

6.970%

Maximum

95.000%

Weighted Average:

67.429%

Original Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	1	$84,548.44	0.03%	6.375%	358	6.97%	791
10.01 - 20.00	2	1,500,000.00	0.50	6.583	359	15.44	775
20.01 - 30.00	9	6,729,000.00	2.23	6.515	360	25.17	775
30.01 - 40.00	6	3,156,838.03	1.05	6.290	348	36.10	710
40.01 - 50.00	16	19,842,072.13	6.57	6.636	350	47.08	733
50.01 - 60.00	41	57,318,353.28	18.97	6.507	354	55.34	739
60.01 - 70.00	57	54,186,514.46	17.94	6.451	349	66.11	749
70.01 - 80.00	264	151,871,360.78	50.27	6.490	355	77.59	741
80.01 - 90.00	6	2,868,122.77	0.95	6.442	354	87.61	760
90.01 - 100.00	9	4,532,081.14	1.50	6.603	352	98.05	683
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

6.970%

Maximum

100.000%

Weighted Average:

67.781%

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
LTV > 80 Genworth Financial	1	$477,000.00	16.07%	6.250%	360	91.91%	687
LTV > 80 GEMICO	1	196,849.10	6.63	6.375	330	90.00	676
LTV > 80 MGIC	1	172,661.98	5.82	6.500	330	95.00	763
LTV > 80 RADIAN	5	1,388,483.94	46.79	5.935	340	91.44	756
LTV > 80 RMIC	1	198,976.22	6.71	6.125	326	95.00	760
LTV > 80 United Guarantee Corp.	2	533,482.67	17.98	6.802	359	92.09	749
Total:	11	$2,967,453.91	100.00%	6.216%	344	91.98%	739

Original Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
300	2	$604,786.27	0.20%	6.312%	243	74.21%	781
360	408	300,998,904.76	99.64	6.496	353	67.75	741
480	1	485,200.00	0.16	6.875	479	80.00	745
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

300

Maximum

Weighted Average:

360

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
240 - 299	3	$969,236.27	0.32%	6.336%	264	76.39%	756
300 - 359	301	231,265,374.76	76.56	6.479	352	68.04	737
360 - 419	106	69,369,080.00	22.96	6.554	360	66.70	756
420 - 479	1	485,200.00	0.16	6.875	479	80.00	745
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

241

Maximum

479

Weighted Average:

353

Debt-to-Income Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
N/A	10	$5,556,005.10	1.84%	6.701%	344	64.97%	742
0.001 - 10.000	12	15,558,506.92	5.15	6.497	359	67.56	747
10.001 - 20.000	44	37,434,877.54	12.39	6.518	352	69.08	752
20.001 - 30.000	79	65,039,395.08	21.53	6.497	352	67.44	735
30.001 - 40.000	177	122,441,108.04	40.53	6.474	355	67.29	744
40.001 - 50.000	82	50,733,498.36	16.79	6.497	353	69.09	738
50.001 - 60.000	5	4,740,500.00	1.57	6.626	359	64.64	691
60.001 - 70.000	2	584,999.99	0.19	6.606	353	70.87	764
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Non-Zero Minimum:

1.290%

Maximum

69.370%

Non-Zero Weighted Average:

30.832%

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1 Month ARM Interest-Only	1	$206,500.00	0.07%	7.500%	359	68.83%	801
6 Month ARM Interest-Only	2	1,238,412.29	0.41	6.826	337	68.26	707
1 Year ARM Interest-Only	1	517,496.00	0.17	5.375	341	90.00	778
3/1 Hybrid ARM Interest-Only	24	16,834,032.53	5.57	6.364	337	68.08	733
5/1 Hybrid ARM	11	5,009,374.47	1.66	6.531	359	75.41	707
5/1 Hybrid ARM Interest-Only	88	55,944,853.08	18.52	6.405	354	69.30	749
5/6 MO Hybrid ARM	1	519,541.22	0.17	6.625	359	44.26	718
5/6 MO Hybrid ARM Interest-Only	8	8,916,745.00	2.95	6.323	359	58.64	765
5/1 MO Hybrid ARM Interest-Only	5	8,940,000.00	2.96	6.253	358	66.42	700
7/1 Hybrid ARM	13	7,205,721.95	2.39	6.523	354	73.62	741
7/1 Hybrid ARM Interest-Only	231	170,698,108.73	56.51	6.582	353	67.54	743
7/6 MO Hybrid ARM	2	1,082,065.76	0.36	6.278	359	80.00	803
7/6 MO Hybrid ARM Interest-Only	14	10,675,850.00	3.53	6.719	359	68.43	731
7/1 MO Hybrid ARM Interest-Only	10	14,300,190.00	4.73	6.067	359	63.93	728
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Interest Only
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Interest Only	384	$288,272,187.63	95.43%	6.496%	353	67.50%	742
Not Interest Only	27	13,816,703.40	4.57	6.511	357	73.66	733
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	371	$247,078,809.23	81.79%	6.496%	354	68.64%	747
6	1	1,215,900.00	0.40	6.750	359	70.00	752
12	16	26,858,757.20	8.89	6.760	347	61.19	728
24	1	433,500.00	0.14	6.500	359	78.82	643
36	14	14,950,674.60	4.95	6.330	356	71.31	694
60	8	11,551,250.00	3.82	6.067	359	59.43	723
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Lien Position
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
First Lien	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Documentation Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Full Documentation	354	$251,165,170.83	83.14%	6.454%	353	69.57%	739
Stated Income	44	44,141,395.10	14.61	6.705	358	57.96	755
No Ratio	7	4,531,325.10	1.50	6.812	341	64.12	737
Alternative	3	1,266,000.00	0.42	6.540	360	66.36	759
Streamline Cash Out	3	985,000.00	0.33	6.433	360	70.82	767
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Purchase	264	$169,169,673.98	56.00%	6.469%	354	74.20%	741
Cash Out Refinance	88	81,862,310.43	27.10	6.543	354	59.90	743
Rate/Term Refinance	59	51,056,906.62	16.90	6.511	350	59.14	741
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Property Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Two-Four Family	24	$15,607,350.09	5.17%	6.623%	359	74.35%	755
Condo	88	53,241,649.87	17.62	6.421	354	69.29	741
Cooperative	6	7,735,299.98	2.56	6.586	357	61.73	744
Condotel	2	886,000.00	0.29	6.750	359	62.85	722
PUD Attached	6	1,937,532.94	0.64	6.471	351	80.69	773
PUD Detached	100	70,976,088.00	23.50	6.515	351	68.22	742
Single-Farmily Detached	180	148,413,757.62	49.13	6.489	353	66.76	740
Townhouse	5	3,291,212.53	1.09	6.792	358	56.97	694
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Occupancy Status
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Primary Home	239	$208,722,596.67	69.09%	6.498%	352	66.26%	741
Second Home	68	51,963,963.55	17.20	6.427	354	71.29	742
Investment	104	41,402,330.81	13.71	6.577	358	71.03	742
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator
Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Luxury Mortgage Corporation	13	$29,246,126.26	9.68%	6.790%	352	64.68%	732
First Republic Bank	15	23,240,190.00	7.69	6.139	359	64.89	717
Thornburg Mortgage Home Loans, Inc.	40	16,524,866.85	5.47	6.372	353	71.42	758
Trident Mortgage Company	10	11,140,869.47	3.69	6.415	345	72.61	752
Wall Street Mortgage	9	10,717,109.72	3.55	6.263	346	59.04	717
Other	324	211,219,728.73	69.92	6.521	354	68.43	745
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Alabama	1	$600,000.00	0.20%	6.500%	359	77.92%	725
Arizona	25	11,697,300.00	3.87	6.596	363	72.84	740
Arkansas	1	398,000.00	0.13	6.750	360	71.33	699
California	56	59,212,294.89	19.60	6.473	354	66.12	736
Colorado	35	26,980,387.44	8.93	6.447	351	58.27	749
Connecticut	3	2,693,583.57	0.89	6.613	345	68.86	705
Delaware	1	153,600.00	0.05	6.625	360	80.00	763
District Of Columbia	1	1,560,000.00	0.52	6.125	359	80.00	716
Florida	44	38,602,472.12	12.78	6.556	353	67.93	742
Georgia	25	11,119,563.97	3.68	6.428	339	72.60	729
Hawaii	1	740,000.00	0.24	6.000	359	80.00	625
Idaho	2	480,750.00	0.16	6.749	359	65.62	763
Illinois	19	13,622,988.00	4.51	6.582	360	69.85	740
Indiana	1	225,600.00	0.07	6.750	360	80.00	797
Iowa	1	57,400.00	0.02	6.875	360	70.00	670
Maryland	6	1,942,500.00	0.64	6.394	356	69.64	760
Massachusetts	7	4,384,654.21	1.45	6.355	356	70.98	730
Michigan	3	1,511,785.94	0.50	6.209	356	79.24	729
Minnesota	12	6,619,132.27	2.19	6.505	359	72.17	744
Missouri	3	534,094.25	0.18	6.562	359	79.99	769
Montana	2	573,000.00	0.19	6.385	360	67.15	772
Nevada	5	2,928,000.00	0.97	6.761	359	80.00	747
New Jersey	14	8,175,308.89	2.71	6.469	354	72.75	736
New Mexico	15	7,829,967.85	2.59	6.300	355	70.71	761
New York	30	42,493,211.46	14.07	6.570	355	60.40	743
North Carolina	9	3,718,233.80	1.23	6.324	341	70.30	749
Ohio	4	1,768,000.00	0.59	6.422	340	75.63	783
Oregon	4	1,551,650.00	0.51	6.585	359	76.76	764
Pennsylvania	11	12,367,269.47	4.09	6.430	348	71.59	755
Rhode Island	1	269,761.78	0.09	6.625	359	80.00	672
South Carolina	19	9,975,912.52	3.30	6.390	355	71.25	737
Tennessee	2	2,194,000.00	0.73	6.824	359	57.30	678
Texas	11	5,448,824.93	1.80	6.645	352	72.91	746
Utah	6	3,562,050.00	1.18	6.425	352	78.10	758
Virginia	15	8,506,558.90	2.82	6.427	347	76.31	760
Washington	14	6,451,945.66	2.14	6.533	353	77.04	718
Wisconsin	2	1,139,089.11	0.38	6.270	359	80.00	796
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	375	$264,646,639.70	87.61%	6.464%	353	67.95%	742
2.001 - 2.500	34	36,614,522.66	12.12	6.742	359	66.04	739
2.501 - 3.000	2	827,728.67	0.27	5.890	348	90.00	776
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

1.625%

Maximum

2.750%

Non-Zero Weighted Average:

1.930%

Floor Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	374	$263,906,755.33	87.36%	6.464%	353	67.96%	742
2.001 - 2.500	34	36,614,522.66	12.12	6.742	359	66.04	739
2.501 - 3.000	3	1,567,613.04	0.52	6.237	344	77.89	729
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

1.875%

Maximum

2.750%

Non-Zero Weighted Average:

1.955%

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
10.501 - 11.000	12	$7,251,086.25	2.40%	6.150%	355	75.99%	728
11.001 - 11.500	230	145,119,500.30	48.04	6.351	349	69.08	746
11.501 - 12.000	144	118,131,590.73	39.10	6.670	357	67.25	740
12.001 - 12.500	23	30,549,676.53	10.11	6.616	359	61.76	729
12.501 - 13.000	1	519,541.22	0.17	6.625	359	44.26	718
14.001 - 14.500	1	517,496.00	0.17	5.375	341	90.00	778
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Minimum:

10.750%

Maximum

14.375%

Non-Zero Weighted Average:

11.595%

Initial Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	16	$23,446,690.00	7.76%	6.151%	359	64.92%	718
1.000	2	1,238,412.29	0.41	6.826	337	68.26	707
2.000	2	709,016.00	0.23	5.578	346	84.60	783
4.000	23	16,642,512.53	5.51	6.367	337	68.06	732
5.000	368	260,052,260.21	86.08	6.537	354	67.97	744
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Non-Zero Minimum:

1.000%

Maximum

5.000%

Non-Zero Weighted Average:

4.915%

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	16	$23,446,690.00	7.76%	6.151%	359	64.92%	718
1.000	27	22,432,614.27	7.43	6.544	358	64.53	746
2.000	368	256,209,586.76	84.81	6.524	353	68.33	743
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Non-Zero Minimum:

1.000%

Maximum

2.000%

Non-Zero Weighted Average:

1.919%

Months to Next Rate Adjustment
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1 - 12	4	$1,962,408.29	0.65%	6.514%	341	74.05%	736
25 - 36	24	16,834,032.53	5.57	6.364	337	68.08	733
49 - 60	113	79,330,513.77	26.26	6.388	355	68.00	742
73 - 84	270	203,961,936.44	67.52	6.549	354	67.61	742
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Servicers
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Colonial Savings, F.A.	6	$3,809,200.00	1.26%	6.696%	374	78.00%	754
First Horizon Home Loans Corp.	2	1,059,200.00	0.35	7.098	359	80.00	720
First Republic Bank	15	23,240,190.00	7.69	6.139	359	64.89	717
Mellon Trust of New England, N.A.	7	5,775,000.00	1.91	6.625	359	49.65	741
Thornburg Mortgage Home Loans, Inc.	381	268,205,301.03	88.78	6.519	353	68.23	743
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	27	$13,816,703.40	4.57%	6.511%	357	73.66%	733
36	4	1,236,000.00	0.41	6.749	360	80.00	751
60	9	7,500,740.00	2.48	6.430	359	67.94	760
84	30	24,327,338.00	8.05	6.597	359	69.45	724
120	341	255,208,109.63	84.48	6.487	353	67.24	743
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Remaining Interest Only Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	27	$13,816,703.40	4.57%	6.511%	357	73.66%	733
1 - 60	14	9,101,190.00	3.01	6.471	357	70.06	757
61 - 120	370	279,170,997.63	92.41	6.496	353	67.42	741
Total:	411	$302,088,891.03	100.00%	6.496%	353	67.78%	741

Thornburg 2006-4 Group 2 Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	1,746	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,361,893,021.66	Yes	0.31%
Average Loan Principal Balance	$780,007.46	No	99.69%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	3.23%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.200%	Yes	21.62%
Weighted Average Margin	2.529%	No	78.38%
Non-Zero Weighted Average Initial Periodic Cap	5.000%
Non-Zero Weighted Average Periodic Cap	1.942%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.226%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	2.536%	Yes	86.95%
Weighted Average Original Term (mo.)	360	No	13.05%
Weighted Average Remaining Term (mo.)	355
Weighted Average Loan Age (mo.)	5
Weighted Average Original LTV	66.94%	Prepayment Penalty Term
Non-Zero Weighted Average FICO	736	None	96.77%
Non-Zero Weighted Average DTI	34.99%	6	0.13%
Interest Only Mortgage Loans	92.44%	12	0.42%
First Lien Mortgage Loans	100.00%	36	0.91%
		60	1.77%
Product Type
10/1 Hybrid ARM	7.310%
10/1 Hybrid ARM Interest-Only	84.65%
10/6 MO Hybrid ARM	0.08%	Geographic Distribution
10/6 MO Hybrid ARM Interest-Only	5.62%	(Other states account individually for less than
10/1 MO Hybrid ARM	0.17%	5% of the Cut-off Date principal balance)
10/1 MO Hybrid ARM Interest-Only	2.17%	CA	49.93%
		NY	8.59%
		NJ	5.71%
		FL	5.35%
Servicers
Wells Fargo Bank, N.A.	69.16%
Thornburg Mortgage Home Loans, Inc.*	13.65%	Occupancy Status
JPMorgan Chase Bank, National Association	7.49%	Primary Home	85.91%
PHH Mortgage Corporation	5.73%	Second Home	11.72%
First Republic Bank	2.33%	Investment	2.37%
Countrywide Home Loans Servicing LP	1.03%
Mellon Trust of New England, N.A.	0.43%
Colonial Savings, F.A.	0.17%	Loan Documentation
		Full Documentation	55.91%
		Asset Only	18.33%
		No Documentation	17.58%
Loan Purpose		Alternative	4.68%
Purchase	50.76%	Stated Income	2.57%
Cash Out Refinance	33.16%	Asset Verification	0.47%
Rate/Term Refinance	16.08%	No Income Verifier	0.21%
		Income Only	0.19%
		No Ratio	0.05%

•

Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances
($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 100,000.00	16	$1,337,607.38	0.10%	6.448%	355	59.60%	774
100,000.01 - 200,000.00	50	7,812,252.65	0.57	6.424	354	66.40	758
200,000.01 - 300,000.00	56	14,528,329.44	1.07	6.355	355	68.57	758
300,000.01 - 400,000.00	46	16,458,344.78	1.21	6.313	356	69.04	747
400,000.01 - 500,000.00	428	196,958,184.77	14.46	6.138	354	71.87	740
500,000.01 - 600,000.00	376	204,646,262.37	15.03	6.143	354	71.43	732
600,000.01 - 700,000.00	177	115,079,138.21	8.45	6.186	354	69.38	722
700,000.01 - 800,000.00	111	83,692,054.08	6.15	6.210	355	66.60	721
800,000.01 - 900,000.00	69	58,656,002.54	4.31	6.266	356	65.43	726
900,000.01 - 1,000,000.00	107	103,865,760.84	7.63	6.186	355	62.79	718
1,000,000.01 - 2,000,000.00	256	400,593,792.09	29.41	6.188	355	65.11	745
2,000,000.01 - 3,000,000.00	44	109,308,792.51	8.03	6.336	356	62.93	746
3,000,000.01 - 4,000,000.00	5	16,691,500.00	1.23	6.549	358	68.98	741
4,000,000.01 - 5,000,000.00	4	18,265,000.00	1.34	6.479	357	49.59	768
13,000,000.01 - 14,000,000.00	1	14,000,000.00	1.03	5.875	355	51.85	722
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

$61,275.96

Maximum

$14,000,000.00

Average:

$780,007.46

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
4.501 - 5.000	1	$400,000.00	0.03%	5.000%	356	49.08%	746
5.001 - 5.500	20	17,830,520.29	1.31	5.435	355	64.82	738
5.501 - 6.000	672	525,968,154.09	38.62	5.910	353	66.24	733
6.001 - 6.500	838	643,705,579.38	47.27	6.303	356	67.43	738
6.501 - 7.000	205	162,015,842.90	11.90	6.740	359	67.66	742
7.001 - 7.500	8	10,997,925.00	0.81	7.328	359	64.35	719
7.501 - 8.000	2	975,000.00	0.07	7.625	360	73.86	668
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

5.000%

Maximum

7.625%

Weighted Average:

6.200%

FICO Score
FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
601 - 650	5	$5,285,471.44	0.39%	6.508%	348	71.05%	638
651 - 700	588	419,542,799.40	30.81	6.167	354	65.84	690
701 - 750	468	407,526,065.45	29.92	6.199	355	66.04	729
751 - 800	587	471,201,265.08	34.60	6.213	356	68.93	777
801 - 850	98	58,337,420.29	4.28	6.323	355	64.72	807
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

632

Maximum

819

Weighted Average:

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	1	$70,000.00	0.01%	6.500%	359	4.67%	758
10.01 - 20.00	9	4,485,249.45	0.33	6.103	354	15.35	712
20.01 - 30.00	17	13,259,839.99	0.97	6.158	354	26.25	751
30.01 - 40.00	62	55,044,289.26	4.04	6.181	356	35.36	745
40.01 - 50.00	90	85,396,670.12	6.27	6.231	355	46.05	730
50.01 - 60.00	186	179,930,887.57	13.21	6.177	355	55.93	726
60.01 - 70.00	457	456,329,085.22	33.51	6.219	355	67.62	734
70.01 - 80.00	913	562,527,130.66	41.30	6.192	355	77.35	742
80.01 - 90.00	6	2,771,319.39	0.20	6.116	357	87.25	714
90.01 - 100.00	5	2,078,550.00	0.15	6.357	355	94.63	719
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

4.670%

Maximum

95.000%

Weighted Average:

66.604%

Original Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
0.01 - 10.00	1	$70,000.00	0.01%	6.500%	359	4.67%	758
10.01 - 20.00	9	4,485,249.45	0.33	6.103	354	15.35	712
20.01 - 30.00	17	13,259,839.99	0.97	6.158	354	26.25	751
30.01 - 40.00	62	55,044,289.26	4.04	6.181	356	35.36	745
40.01 - 50.00	90	85,396,670.12	6.27	6.231	355	46.05	730
50.01 - 60.00	185	178,100,887.57	13.08	6.175	355	55.69	725
60.01 - 70.00	443	440,915,347.75	32.38	6.205	355	66.63	734
70.01 - 80.00	915	565,116,765.13	41.49	6.193	355	77.34	742
80.01 - 90.00	8	4,361,319.39	0.32	6.265	357	86.30	706
90.01 - 100.00	16	15,142,653.00	1.11	6.596	358	98.24	741
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

4.670%

Maximum

100.000%

Weighted Average:

66.940%

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
LTV > 80 None	1	$632,750.00	13.05%	6.250%	358	85.00%	749
LTV > 80 Amerin	5	2,409,965.00	49.69	6.180	356	92.62	700
LTV > 80 GEMIC/Amerin	1	463,100.00	9.55	6.500	358	95.00	744
LTV > 80 MGIC	1	189,200.00	3.90	6.250	359	84.09	742
LTV > 80 UGI	1	181,450.00	3.74	6.780	359	95.00	726
LTV > 80 UGRIC	2	973,404.39	20.07	6.054	354	86.65	715
Total:	11	$4,849,869.39	100.00%	6.219%	356	90.41%	716

Original Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
240	1	$642,362.48	0.05%	6.500%	238	68.25%	808
300	1	166,371.72	0.01	6.375	241	67.69	748
360	1,744	1,361,084,287.46	99.94	6.200	355	66.94	736
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

240

Maximum

360

Weighted Average:

360

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
180 - 239	1	$642,362.48	0.05%	6.500%	238	68.25%	808
240 - 299	1	166,371.72	0.01	6.375	241	67.69	748
300 - 359	1,658	1,278,129,792.46	93.85	6.173	355	67.03	736
360	86	82,954,495.00	6.09	6.613	360	65.59	750
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

238

Maximum

360

Weighted Average:

355

Debt-to-Income Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
N/A	24	$15,699,835.37	1.15%	6.163%	357	57.00%	769
0.001 - 10.000	16	31,294,090.08	2.30	6.098	356	57.41	736
10.001 - 20.000	113	98,862,645.46	7.26	6.190	355	63.19	745
20.001 - 30.000	316	234,395,769.41	17.21	6.203	355	66.74	738
30.001 - 40.000	696	547,672,778.01	40.21	6.214	355	67.66	735
40.001 - 50.000	504	378,220,662.59	27.77	6.194	355	68.57	732
50.001 - 60.000	45	37,538,683.79	2.76	6.194	355	62.46	737
60.001 - 70.000	31	17,448,556.95	1.28	6.165	355	67.99	763
70.001 - 80.000	1	760,000.00	0.06	6.250	357	80.00	724
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Non-Zero Minimum:

0.640%

Maximum

71.000%

Non-Zero Weighted Average:

34.987%

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
10/1 Hybrid ARM	143	$99,565,347.04	7.310%	6.156%	355	68.98%	746
10/1 Hybrid ARM Interest-Only	1,467	1,152,869,638.18	84.65	6.182	355	67.03	734
10/6 MO Hybrid ARM	2	1,075,949.90	0.08	6.848	359	41.54	672
10/6 MO Hybrid ARM Interest-Only	104	76,604,383.23	5.62	6.491	358	65.61	756
10/1 MO Hybrid ARM	4	2,270,560.81	0.17 0.17	6.334	351	58.37	719
10/1 MO Hybrid ARM Interest-Only	26	29,507,142.50	2.17	6.261	360	61.66	752
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Interest Only
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Interest Only	1,597	$1,258,981,163.91	92.44%	6.203%	355	66.82%	736
Not Interest Only	149	102,911,857.75	7.56	6.167	355	68.46	744
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	1,710	$1,317,964,649.28	96.77%	6.193%	355	67.07%	736
6	1	1,750,000.00	0.13	6.875	360	74.47	795
12	3	5,666,824.46	0.42	6.733	349	86.98	736
36	7	12,419,892.48	0.91	6.531	359	57.75	772
60	25	24,091,655.44	1.77	6.279	360	59.26	731
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Lien Position
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
First Lien	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Documentation Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Full Documentation	833	$761,467,917.34	55.91%	6.210%	355	68.37%	735
Asset Only	269	249,634,352.56	18.33	6.121	354	58.95	717
No Documentation	477	239,403,982.66	17.58	6.130	354	73.70	756
Alternative	122	63,799,243.82	4.68	6.221	357	60.91	746
Stated Income	27	34,952,703.73	2.57	6.988	359	63.61	744
Asset Verification	10	6,419,446.49	0.47	6.412	358	41.40	785
No Income Verifier	3	2,864,849.59	0.21	5.907	355	52.46	757
Income Only	4	2,638,025.47	0.19	6.106	352	62.44	716
No Ratio	1	712,500.00	0.05	7.125	358	75.00	761
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Purchase	872	$691,324,932.51	50.76%	6.207%	356	71.41%	747
Cash Out Refinance	591	451,593,275.00	33.16	6.180	354	61.46	724
Rate/Term Refinance	283	218,974,814.15	16.08	6.220	355	64.12	729
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Property Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Two-Four Family	32	$26,086,636.91	1.92%	6.251%	355	67.26%	732
Condo	228	155,341,684.50	11.41	6.259	355	70.32	742
Cooperative	21	15,504,563.01	1.14	6.247	357	68.79	758
Condotel	6	3,310,710.85	0.24	6.592	359	63.96	777
PUD Attached	7	2,271,200.00	0.17	6.724	360	74.42	724
PUD Detached	100	71,029,250.37	5.22	6.458	358	68.02	742
Single Family Attached	2	288,290.02	0.02	6.317	357	57.79	722
Single Family Detached	1,348	1,087,849,486.00	79.88	6.171	355	66.35	735
Townhouse	2	211,200.00	0.02	6.875	359	80.00	811
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Occupancy Status
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Primary Home	1,488	$1,170,012,803.22	85.91%	6.189%	355	67.00%	735
Second Home	191	159,617,369.33	11.72	6.229	356	66.36	750
Investment	67	32,262,849.11	2.37	6.485	354	67.62	727
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator
Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Wells Fargo	1,194	$941,821,470.93	69.16%	6.113%	354	67.22%	732
Chase Home Finance	168	101,997,141.77	7.49	6.094	356	64.80	746
PHH Mortgage Corporation	61	39,589,189.00	2.91	6.464	358	70.95	752
Bishops Gate Residential Mortgage Trust	63	38,496,753.15	2.83	6.254	357	65.40	748
First Republic Bank	30	31,777,703.31	2.33	6.266	359	61.42	750
Other	230	208,210,763.50	15.29	6.577	358	67.09	747
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
Alabama	1	$382,832.00	0.03%	6.540%	359	64.89%	741
Arizona	24	19,480,350.40	1.43	6.236	356	68.57	739
Arkansas	3	1,321,800.00	0.10	5.854	358	55.09	704
California	836	679,968,978.59	49.93	6.177	355	65.36	732
Colorado	68	55,054,340.38	4.04	6.287	356	65.74	745
Connecticut	36	32,845,077.97	2.41	6.223	355	65.00	747
Delaware	9	7,565,811.43	0.56	6.129	355	73.76	748
District Of Columbia	11	8,084,488.38	0.59	6.212	356	69.30	746
Florida	99	72,796,685.30	5.35	6.273	356	67.38	735
Georgia	38	24,613,205.22	1.81	6.240	355	72.98	734
Hawaii	12	16,957,283.61	1.25	6.324	357	63.99	739
Idaho	2	1,859,600.00	0.14	5.854	359	76.37	784
Illinois	33	28,602,346.11	2.10	6.343	357	67.68	741
Indiana	3	1,048,856.92	0.08	6.333	358	79.21	760
Kansas	1	217,148.55	0.02	6.135	358	49.41	809
Kentucky	2	610,790.02	0.04	6.692	358	73.50	757
Louisiana	1	999,991.67	0.07	6.590	357	76.92	713
Maine	1	203,000.00	0.01	5.625	358	66.56	809
Maryland	56	36,991,658.05	2.72	6.133	355	68.20	734
Massachusetts	29	19,704,725.98	1.45	6.199	355	69.34	741
Michigan	7	5,290,961.65	0.39	6.086	355	73.22	754
Minnesota	17	10,121,357.51	0.74	6.211	355	70.70	745
Missouri	6	2,321,893.85	0.17	6.468	356	66.78	750
Montana	4	2,671,055.00	0.20	6.330	358	64.96	722
Nebraska	2	2,026,751.66	0.15	5.952	356	76.41	766
Nevada	12	11,251,539.60	0.83	6.244	355	65.08	724
New Hampshire	3	2,851,000.00	0.21	6.270	355	75.84	774
New Jersey	99	77,795,776.77	5.71	6.176	354	69.45	742
New Mexico	7	4,082,325.01	0.30	6.314	357	71.62	758
New York	138	116,988,796.98	8.59	6.184	356	66.42	747
North Carolina	17	9,777,102.07	0.72	5.944	355	72.23	735
Ohio	6	3,180,834.02	0.23	6.114	356	77.08	751
Oregon	9	4,503,637.31	0.33	6.164	354	75.16	718
Pennsylvania	20	12,740,341.89	0.94	6.481	358	70.20	722
Rhode Island	2	556,793.32	0.04	6.639	357	74.19	769
South Carolina	17	13,093,950.19	0.96	6.231	355	69.40	757
Tennessee	12	4,453,062.99	0.33	6.356	354	70.26	742
Texas	14	10,747,821.56	0.79	6.234	354	75.31	713
Utah	10	7,951,670.00	0.58	6.559	359	75.29	730
Vermont	1	252,000.00	0.02	6.625	360	80.00	743
Virginia	45	28,971,290.81	2.13	6.164	354	70.85	740
Washington	25	15,815,314.01	1.16	6.135	356	73.02	722
West Virginia	1	278,465.85	0.02	6.500	344	73.68	765
Wisconsin	5	1,901,198.18	0.14	6.307	357	67.07	747
Wyoming	2	2,959,110.85	0.22	6.122	356	69.75	797
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	335	$270,672,521.56	19.87%	6.541%	358	66.82%	749
2.001 - 2.500	213	146,918,739.59	10.79	6.135	357	65.32	744
2.501 - 3.000	1,198	944,301,760.51	69.34	6.113	354	67.23	732
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

1.875%

Maximum

2.750%

Non-Zero Weighted Average:

2.529%

Floor Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
1.501 - 2.000	335	$270,672,521.56	19.87%	6.541%	358	66.82%	749
2.001 - 2.500	213	146,918,739.59	10.79	6.135	357	65.32	744
2.501 - 3.000	1,198	944,301,760.51	69.34	6.113	354	67.23	732
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

1.875%

Maximum

2.750%

Non-Zero Weighted Average:

2.536%

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
9.501 - 10.000	1	$400,000.00	0.03%	5.000%	356	49.08%	746
10.001 - 10.500	20	17,830,520.29	1.31	5.435	355	64.82	738
10.501 - 11.000	671	524,018,154.09	38.48	5.910	353	66.25	733
11.001 - 11.500	814	616,742,876.07	45.29	6.305	356	67.68	738
11.501 - 12.000	200	160,502,342.90	11.79	6.733	359	67.86	743
12.001 - 12.500	31	37,450,628.31	2.75	6.571	359	62.99	739
12.501 - 13.000	8	4,438,500.00	0.33	6.841	360	61.11	724
18.001 - 18.500	1	510,000.00	0.04	6.100	360	29.14	802
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Minimum:

10.000%

Maximum

18.200%

Non-Zero Weighted Average:

11.226%

Initial Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	30	$31,777,703.31	2.33%	6.266%	359	61.42%	750
5.000	1,716	1,330,115,318.35	97.67	6.199	355	67.07	736
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Non-Zero Minimum:

5.000%

Maximum

5.000%

Non-Zero Weighted Average:

5.000%

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	30	$31,777,703.31	2.33%	6.266%	359	61.42%	750
1.000	106	77,680,333.13	5.70	6.496	358	65.28	755
2.000	1,610	1,252,434,985.22	91.96	6.180	355	67.18	735
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Non-Zero Minimum:

1.000%

Maximum

2.000%

Non-Zero Weighted Average:

1.942%

Months to Next Rate Adjustment
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
97 - 108	36	$23,454,904.15	1.72%	5.909%	347	65.52%	734
109 - 120	1,710	1,338,438,117.51	98.28	6.205	355	66.97	737
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Servicers
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
JPMorgan Chase Bank, National Association	168	$101,997,141.77	7.49%	6.094%	356	64.80%	746
Colonial Savings, F.A.	2	2,349,750.00	0.17	6.500	360	76.84	754
Countrywide Home Loans Servicing LP	1	14,000,000.00	1.03	5.875	355	51.85	722
First Republic Bank	30	31,777,703.31	2.33	6.266	359	61.42	750
Mellon Trust of New England, N.A.	10	5,917,322.00	0.43	6.710	359	56.86	761
PHH Mortgage Corporation	124	78,085,942.15	5.73	6.360	357	68.22	750
Thornburg Mortgage Home Loans, Inc.	217	185,943,691.50	13.65	6.626	358	68.44	749
Wells Fargo Bank, N.A.	1,194	941,821,470.93	69.16	6.113	354	67.22	732
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	149	$102,911,857.75	7.56%	6.167%	355	68.46%	744
120	1,597	1,258,981,163.91	92.44	6.203	355	66.82	736
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

Remaining Interest Only Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Weighted Average Fico
None	149	$102,911,857.75	7.56%	6.167%	355	68.46%	744
61 - 120	1,597	1,258,981,163.91	92.44	6.203	355	66.82	736
Total:	1,746	$1,361,893,021.66	100.00%	6.200%	355	66.94%	736

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.